SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ] Confidential, For Use of the
[X] Definitive Proxy Statement                  Commission Only (as permitted
[ ] Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

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                         STREICHER MOBILE FUELING, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:____________________________________________________

(2) Form, Schedule or Registration Statement no.:______________________________

(3) Filing Party:______________________________________________________________

(4) Date Filed:________________________________________________________________

                         STREICHER MOBILE FUELING, INC.
                     800 WEST CYPRESS CREEK ROAD, SUITE 580
                         FORT LAUDERDALE, FLORIDA 33309


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON DECEMBER 9, 2004


To the Shareholders of
Streicher Mobile Fueling, Inc.

      NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of Streicher Mobile Fueling, Inc. will be held at The Westin, Fort Lauderdale,
400 Corporate Drive, Fort Lauderdale, Florida, on December 9, 2004 beginning at 9:00 a.m. local time. At the meeting, shareholders will act on the following matters:

      o Elect seven directors to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected;

      o Approve an amendment to the 2001 Director Stock Option Plan to increase the number of shares reserved under the Plan; and

      o  Any other matters that may properly come before the meeting.

      Only shareholders of record at the close of business on October 22, 2004 are entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment thereof.

      Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.


                                       By Order of the Board of Directors


                                       MICHAEL S. SHORE
                                       Secretary

October 28, 2004
Fort Lauderdale, Florida

                         STREICHER MOBILE FUELING, INC.
                     800 WEST CYPRESS CREEK ROAD, SUITE 580
                         FORT LAUDERDALE, FLORIDA 33309

                       -----------------------------------

                                 PROXY STATEMENT

                       -----------------------------------

      This proxy statement contains information related to the Annual Meeting of Shareholders to be held on December 9, 2004 at 9:00 a.m. local time, at The Westin, Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Streicher Mobile Fueling, Inc. The proxy materials relating to the annual meeting are being mailed to shareholders entitled to vote at the meeting on or about November 4, 2004.

                                ABOUT THE MEETING

WHY ARE WE CALLING THIS ANNUAL MEETING?

      We are calling the annual meeting to seek the approval of our shareholders to:

      o Elect seven directors to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected;

      o Approve an amendment to the 2001 Director Stock Option Plan to increase the number of shares reserved under the Plan; and

      o  Any other matters that may properly come before the meeting.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

      Our Board believes that the election of the nominated directors is advisable and in the best interests of Streicher Mobile Fueling, Inc. and its shareholders and recommends that you vote FOR the nominees and vote FOR amendment to the 2001 Director Stock Option Plan to increase the number of shares reserved under the Plan.

WHO IS ENTITLED TO VOTE AT THE MEETING?

      Only shareholders of record at the close of business on the record date, October 22, 2004, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our Common Stock are entitled to one vote per share on each matter to be voted upon.

      As of the record date, we had 7,412,601 outstanding shares of Common
Stock.

WHO CAN ATTEND THE MEETING?

      All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

      The presence at the annual meeting, in person or by proxy, of the holders of a majority of our Common Stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

      You can vote on matters that come before the annual meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

      Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

      If you attend the annual meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

WHAT IF I VOTE AND THEN CHANGE MY MIND?

      You may revoke your proxy at any time before it is exercised by:

      o filing with the Secretary of Streicher Mobile Fueling, Inc. a notice of revocation;

      o  sending in another duly executed proxy bearing a later date; or

      o  attending the meeting and casting your vote in person.

      Your latest vote will be the vote that is counted.

WHAT VOTE IS REQUIRED TO APPROVE THE ITEMS OF BUSINESS?

      For purposes of electing directors, the nominees receiving the greatest number of votes of Common Stock shall be elected directors. Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of the majority of our outstanding

Common Stock represented in person or by proxy (unless such matter requires a greater vote under our Articles of Incorporation).

WILL OUR INDEPENDENT AUDITORS BE PRESENT AT THE ANNUAL MEETING?

      A representative of KPMG LLP, our independent auditors, is expected to be in attendance at the annual meeting and to be available to respond to questions.

HOW ARE WE SOLICITING THIS PROXY?

      We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated therewith. Some of the officers and other employees of Streicher Mobile Fueling, Inc. also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

          PROPOSAL TO ELECT SEVEN INDIVIDUALS TO THE BOARD OF DIRECTORS

                                (PROPOSAL NO. 1)

NOMINEES

      The Board has fixed at seven the number of directors that will constitute the Board for the ensuing year. Each director elected at the annual meeting will serve for a term expiring at the 2005 Annual Meeting of Shareholders, or until his successor has been duly elected and qualified. Wendell R. Beard, Richard E. Gathright, Richard N. Hamlin, Larry S. Mulkey, C. Rodney O'Connor, Robert S. Picow and W. Greg Ryberg, each of whom is an incumbent director, have been nominated to be elected at the annual meeting by the holders of Common Stock and proxies will be voted for such persons absent contrary instructions.

      Our Board has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board, unless it is directed by a proxy to do otherwise.

      Each of the nominees for election as a director is a current member of our Board. Mr. O'Connor has served as a director since 1999, Messrs. Beard, Gathright, Picow and Ryberg have served as directors since 2001, Mr. Mulkey has served as a director since 2002, and Mr. Hamlin has served as a director since 2003.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
              THE ELECTION OF EACH OF THE SEVEN INDIVIDUALS TO THE
                               BOARD OF DIRECTORS

                                   MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS

      Our executive officers, directors and director nominees as of June 30, 2004 are as follows:

           Name               Age            Position and Office
-------------------------   -------   ------------------------------------------
Richard E. Gathright          50      Chairman, Chief Executive Officer and
                                         President

Michael S. Shore              36      Chief Financial Officer, Senior Vice
                                         President, Secretary and Treasurer

Paul C. Vinger                33      Senior Vice President,
                                         Fleet Operations and Corporate Planning

Gary G. Williams              48      Senior Vice President,
                                         Commercial Operations

Timothy W. Koshollek          40      Vice President, Marketing

Wendell R. Beard              77      Director

Richard N. Hamlin             56      Director

Larry S. Mulkey               61      Director

C. Rodney O'Connor            69      Director

Robert S. Picow               49      Director

W. Greg Ryberg                57      Director

      MR. GATHRIGHT has been Chief Executive Officer and President of the Company since November 2000, a Director since March 2001 and Chairman of the Board since November 2002. He is responsible for the management of all business affairs of the Company, reporting directly to the Board of Directors. He was an advisor on operational and financial matters to the senior management of several domestic and international energy companies from January 2000 through October 2000. From September 1996 to December 1999, he was President and Chief Operating Officer of TransMontaigne Inc., a Denver-based publicly owned company providing logistical services to major energy companies and large industrial customers; a Director from April 1995 to December 1999; Executive Vice President from April 1995 to September 1996; and from December 1993 to April 1995 was President and Chief Operating Officer of a predecessor of TransMontaigne. From 1988 to 1993, he was President and Director of North American Operations for Aberdeen Petroleum PLC, a London-based public company engaged in international oil and gas operations, also serving on its Board of Directors. Prior to joining Aberdeen, he held a number of positions in the energy industry in the areas of procurement, operations and management of oil and gas assets.

      MR. SHORE has been Chief Financial Officer, Senior Vice President, Secretary and Treasurer since February 2002. Prior to joining the Company, he was CEO and President of Shore Strategic and Financial Consulting, providing financial, management and information systems technology services to corporate clients in the United States and Latin America. From 1998 to 2000, he served as Director of Finance/Controller for the North American Zone Operations of Paris-based Club Mediterranee. From 1996 to 1998, he was Vice President of Finance/Controller for Interfoods of America, Inc., the largest Popeyes Fried Chicken & Biscuits franchisee. From 1994 to 1996, he was the Manager of Accounting for Arby's, Inc. Mr. Shore began his professional career in 1990 with Arthur Andersen, LLP, where he became a Senior Auditor.

      MR. VINGER has been Senior Vice President, Fleet Operations and Corporate Planning since November 2002 and Vice President, Fleet Operations and Corporate Planning for the Company since August 2001, managing all fleet operations and fuel delivery functions, and additionally responsible for corporate planning and analysis; and from December 2000 to August 2001, he was Director of Corporate Planning. He was Senior Analyst of Corporate Planning and Finance for TransMontaigne Inc. from September 1998 to December 2000, responsible for operations and acquisitions analyses and the management of supply scheduling and product allocations. From 1997 to 1998, he was a Manager of Terminal Operations for TransMontaigne Inc. responsible for petroleum product and chemical terminals. From 1994 to 1997, he was a Research Associate for E. I. Dupont. From 1991 to 2001, Mr. Vinger served to the rank of Captain in the United States Military.

      MR. WILLIAMS has been Senior Vice President, Commercial Operations for the Company since February 2001, responsible for Marketing and Sales and Product Procurement. From 1995 to February 2001, he was Vice President of Marketing for the supply, distribution and marketing subsidiary of TransMontaigne Inc., managing wholesale marketing functions in the Mid-Continent, Southeast and Mid-Atlantic and serving on that company's senior risk management committee. From 1987 to 1995, he was Regional Manager for Kerr-McGee Refining Corporation, responsible for unbranded petroleum product sales in its southeastern United States 11 state marketing region. Prior to 1987, Mr. Williams held various positions in the product procurement, marketing and sales, and trucking sectors of the petroleum industry.

      MR. KOSHOLLEK has been Vice President, Marketing for the Company since March 1998. From October 1996 to March 1998, he was Vice President of Marketing and Operations for the Company and from 1994 to October 1996 served in the same position for Streicher Enterprises, Inc., the Company's predecessor. From 1992 to 1993, he was an owner and the General Manager of Premier Wholesale Seafood Exchange, Inc. From 1989 to 1992, he was an Operations Manager of Streicher Enterprises, Inc. responsible for its Southeast division fuel delivery operations. From 1986 to 1988, Mr. Koshollek was Sales and Maintenance Manager of Kay Yacht Management, Inc., responsible for new customer sales, set-up and maintenance programs.

      MR. BEARD has served as a Director of the Company since July 2001. He retired from Ryder System, Inc. in June 1994 after 17 years of service, the last three years as Executive Vice President responsible for corporate public relations, advertising, government relations, special events and the Ryder Foundation. From August 1989 to June 1991, he served as Senior Vice President and from August 1987 to August 1989 as Vice President. From 1977 to 1984, he was Vice President of Corporate Development for Truck Stops Corporation of America, a Ryder subsidiary. He has served on the Executive Committee of the American Trucking Associations, and for the past 16 years has been an advisor to the Truck Rental and Leasing Association. He is Chairman of the Doral County Club in Miami; Director of Baptist Health South Florida, a healthcare and hospital corporation; and a member of the Orange Bowel Committee. Mr. Beard is a noted speaker to the trucking industry, business and civic groups.

      MR. HAMLIN has served as a Director of the Company since December 2003. He is currently a Senior Partner of Independent Resource Group, an executive search firm. He retired from KPMG LLP in June 2000 after 31 years of service to KPMG and its predecessor, Peat, Marwick, Mitchell & Co. From 1985 until his retirement, he was the National Director for the Transportation Practice of KPMG and served on its board of Directors from 1994 until 1998. From July 2002 until September 2003, Mr. Hamlin was the Chief Financial Officer of CommerceQuest, Inc., a privately owned technology company. Mr. Hamlin served as Chairman of the American Institute of CPA's Transportation Committee and its Railroad and Trucking Task Forces, and on the executive committee of the accounting and finance councils of the American Trucking Associations. He also serves as a Director of Answerthink Consulting, Inc., a publicly traded technology-consulting firm.

      MR. MULKEY has served as a Director of the Company since November 2002. He is currently the CEO and President of Mulkey & Associates, Inc., which provides consulting services specializing in transportation and logistics, business strategy, and real estate. He retired from Ryder System, Inc. in 1997 after 31 years of service, the last five years as President of Worldwide Logistics and a member of the executive committee. Mr. Mulkey has served as a board and/or committee chairman in numerous organizations, including the American Trucking Associations, and was the 1997 recipient of the Distinguished Service Award of the Council of Logistics Management which is the highest honor in the logistics industry. He currently serves as a Director of Cardinal Logistics Management, Inc., a private logistics and transportation company.

      MR. O'CONNOR has served as a Director of the Company since July 1999. Since 1976, he has been the Chairman and Chief Executive Officer of Cameron Associates, Inc., a financial communications firm. Prior to 1976, he served in numerous positions over a 20-year period in the investment industry with Kidder Peabody and Bear Stearns. Mr. O'Connor serves as a Director of Fundamental Management Corporation, a private fund management company whose partnerships represent the largest holding in SMF. He also serves as a Director of Atrix Laboratories, Inc., a publicly traded specialty pharmaceutical company focused on advanced drug delivery. Mr. O'Connor assisted in the reorganization and refinancing of SMF, and is its largest individual stockholder.

      MR. PICOW has served as a Director of the Company since March 2001. Since May 2004 he has served as Chairman of Cenuco, Inc., a publicly held communications technology company. From June 1996 to August 1997, he served as the Vice Chairman of Brightpoint, Inc., a publicly traded communications company and was its President from June 1996 until October 1997. In 1981 Mr. Picow founded Allied Communications, Inc., the pioneer U.S. wireless electronics distributorship, serving 16 years as its Chairman, Chief Executive Officer and President until the 1996 merger of Allied and Brightpoint. Since June 2001 he has served a Director of Fundamental Management Corporation, a private fund management company whose partnerships represent the largest holding in SMF. He is also a Director of Infosonics

Corporation, a multinational telecommunications company, and serves on the Board of Trustees for the Children's Place at Homesafe.

      MR. RYBERG has served as a Director of the Company since July 2001. He has been a South Carolina State Senator since 1992 serving on numerous Senate Committees. Since July 1999, he has been Chief Executive Officer and President of REI, Inc., a wholesale fuel distributor. From 1977 to 1999, he was President of R&H Maxxon, Inc., an Exxon wholesale fuel distributor and the owner and operator of gasoline convenience stores. In July of 1999, R&H Maxxon was sold to The Pantry, Inc. together with its chain of 53 convenience stores, with the wholesale fuel business retained as REI, Inc. Mr. Ryberg additionally serves on numerous boards and commissions and was the 1998 Ernst and Young Entrepreneur of the Year for the Carolinas in the retail/wholesale/distribution category.


CORPORATE GOVERNANCE

      INDEPENDENCE

      The Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Messrs. Beard, Hamlin, Mulkey, Ryberg, and Picow is independent from our management, as an "independent director" as defined under the Nasdaq Marketplace Rules. This means that none of those directors (1) is an officer or employee of the Company or its subsidiary or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the Nasdaq Marketplace Rules.

      CODE OF BUSINESS CONDUCT

      The Company has adopted a Code of Business Conduct that applies to all of the Company's employees, including its senior financial officer and chief executive officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq Marketplace Rules. Accordingly, the Code is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code, and accountability. A copy of the Company's Code of Business Conduct is attached to this proxy statement as Appendix A.

      COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Shareholders may communicate with the Board of Directors by writing to the Board at Streicher Mobile Fueling, Inc., 800 West Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309.

      SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that our directors and executive officers and persons who own more than ten percent of our Common

Stock, file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish us with copies of all ownership reports they file with the SEC.

      To our knowledge, based solely on review of the copies of such reports furnished to us and representations that no other reports were required, during the period ended June 30, 2004, all reports have been filed although there were two filings which were not timely made by one principal shareholder, both directly as Active Investors III, Ltd. and indirectly as Fundamental Management Corporation, to report one transaction.


SUMMARY COMPENSATION TABLE

      The following table sets forth certain summary information concerning compensation paid or accrued by the Company for on behalf of our Chairman and Chief Executive Officer, four other executive officers and our former Chief Executive Officer (the "Named Executive Officers") for the last three fiscal years. No other executive officer's salary and bonus equaled or exceeded $100,000 for such years.

                                            SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                                                          Compensation
                                                                                             Awards
                                                                                           Securities
                                                                                           Underlying      All Other
    Name and Principal Position            Periods          Salary           Bonus          Options       Compensation
----------------------------------     ----------------   ---------        ---------      ------------    ------------
Richard E. Gathright,                  7/1/03 - 6/30/04   $ 294,923             --              --              --
  Chairman of the Board                7/1/02 - 6/30/03   $ 300,000             --              --              --
  Preident and Chief Executive         7/1/01 - 6/30/02   $ 299,999             --              --              --
  Officer

Michael S. Shore,                      7/1/03 - 6/30/04   $ 122,885             --              --           $6,000 (1)
  Senior Vice President,               7/1/02 - 6/30/03   $ 125,000             --              --              --
  Chief Financial Officer,             7/1/01 - 6/30/02   $  42,789             --            80,000            --
  Secretary and Treasurer

Paul C. Vinger,                        7/1/03 - 6/30/04   $ 109,423             --              --              --
  Senior Vice President,               7/1/02 - 6/30/03   $ 100,001             --              --              --
  Fleet Operations and                 7/1/01 - 6/30/02   $  93,077            --             50,000            --
  Corporate Planning

Gary G. Williams                       7/1/03 - 6/30/04   $ 137,631             --              --              --
  Senior Vice President,               7/1/02 - 6/30/03   $ 140,000             --              --              --
  Commercial Operations                7/1/01 - 6/30/02   $ 140,000             --            80,000            --

Timothy W. Koshollek                   7/1/03 - 6/30/04   $  98,308             --              --          $ 6,318 (1)
  Vice President,                      7/1/02 - 6/30/03   $ 106,318             --              --              --
  Marketing and Sales                  7/1/01 - 6/30/02   $ 102,471             --            15,000            --

                                                                                           Long Term
                                                                                          Compensation
                                                                                             Awards
                                                                                           Securities
                                                                                           Underlying      All Other
    Name and Principal Position            Periods           Salary          Bonus          Options       Compensation
----------------------------------     ----------------   ---------        ---------      ------------    ------------
Stanley H. Streicher,                  7/1/03 - 6/30/04   $103,846(2)           --              --              --
  Former Chief Executive               7/1/02 - 6/30/03   $270,000(2)           --              --              --
  Officer                              7/1/01 - 6/30/02   $276,924              --              --              --
_______________
(1) Compensation for automobile travel expenses
(2) Of this  amount,  $259,616 was  withheld by the Company  and,  after  deduction of income and other taxes, applied  toward the  repayment  of amounts  owed to the Company by Mr.  Streicher  whose  employment  contract expired on October 31, 2003

      The aggregate amount of perquisites and other personal benefits provided to each named Executive Officer is less than 10% of the total annual salary and bonus of such officer.

EMPLOYMENT CONTRACTS

      The Company entered into a three-year employment agreement with Stanley H. Streicher on November 7, 2000, pursuant to which Mr. Streicher formerly served as Chairman of the Board of Directors and performed other functions requested by the Company. As amended, the agreement provided for an annual salary $270,000. By agreement dated April 1, 2002, the Company, Mr. Streicher and a company wholly owned by Mr. Streicher, Supreme Oil Company, agreed that the net proceeds of any sale of his and Supreme's shares of the Company's Common Stock would be used to repay approximately $680,000 which he and Supreme owed to the Company. On or about June 13, 2002, Supreme sold 613,000 shares of the stock for net proceeds of approximately $680,000, but declined to pay approximately $200,000 of the net proceeds to the Company. As a result, beginning July 2002, the Company suspended further payments of salary to Mr. Streicher under his employment agreement because of the unpaid note receivable. As of December 31, 2003, the Company had set off all the remaining outstanding balance due. Additionally, Mr. Streicher's employment contract expired on October 31, 2003 and was not extended or renewed.

      The Company entered into an employment agreement with Richard E. Gathright on October 26, 2000 pursuant to which Mr. Gathright serves as President and Chief Executive Officer of the Company. The agreement has a term of three years, commencing on October 26, 2000, provides for an annual base salary of $300,000, participation, with other members of management, in a bonus program, whereby up to 10% of the Company's pretax profits will be set aside for bonus payments, and the grant of 500,000 options to purchase shares of the Company's Common Stock at a price of $1.50 per share. The agreement further provides that it may be terminated by the Company at any time and for any reason. If the agreement is terminated by the Company without cause, Mr. Gathright shall be due the greater of all base salary payable through the remaining term of the agreement or eighteen months base salary. If the agreement is terminated for cause, as defined, Mr. Gathright will not be entitled to the severance payments specified. On September 13, 2004, the Company and Mr. Gathright extended the term of the agreement until October 31, 2005.

      The Company has also entered into written employment agreements with certain other Company officers. The agreements vary in length of terms up to one year and automatically renew for successive periods unless notice of termination is given by the Company prior to a renewal period.


STOCK OPTION INFORMATION

      There were no grants of stock options to the Named Executive Officers in the fiscal year ended June 30, 2004.


STOCK OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

      The following tables set forth certain information concerning option exercises in the fiscal year ended June 30, 2004, the number of options held by the Named Executive Officers as of the fiscal year ended June 30, 2004 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such dates.

                                                           Number of Unexercised           Value of Unexercised
                                Number of                       Options at               In-the-Money Options at
                                 Shares                       June 30, 2004                 June 30, 2004 (1)
                                Acquired      Value    ---------------------------     -----------------------------
            Name              On Exercise   Realized   Exercisable   Unexercisable     Exercisable     Unexercisable
-----------------------       -----------   --------   -----------   -------------     -----------     -------------
Richard E. Gathright              --           --       500,000            -0-                --             --
Michael S. Shore                  --           --        48,000         32,000           $12,960         $8,640
Paul C. Vinger                    --           --        50,000         20,000                --             --
Gary G. Williams                  --           --        80,000            -0-                ---            --
Timothy W. Koshollek              --           --        79,000          6,000                --             --
Stanley H. Streicher              --           --            --             --                --             --
_______________
(1) The closing sale price for the Company's Common Stock as reported on the Nasdaq SmallCap Market on June 30,
    2004 was $1.34. Value is calculated by multiplying (a) the difference between $1.34 and the option exercise price of $1.07 by (b) the number of shares of Common Stock underlying the option.

                        Securities Authorized for Issuance under Equity Compensation Plans
                                       Equity Compensation Plan Information
----------------------------------------------------------------------------------------------------------------------------
                                                                                                    Number of securities
                                                                                                   remaining available for
                                                                              Weighted average      future issuance under
                                                                              exercise price of      equity compensation
                                 Number of securities to be issued upon         outstanding          plans (excluding
                                exercise of outstanding options, warrants     options, warrants    securities reflected in
       Plan Category                         and rights                          and rights             column (a))
                                                  (a)                               (b)                     (c)
---------------------------- ----------------------------------------------- -------------------- --------------------------
 Equity compensation plans   1996 Employee Stock Option Plan - 115,952             $ 4.57                    -0-
   approved by security      2000 Employee Stock Option Plan - 969,000 (1)         $ 1.44                  362,000
          holders            2001 Directors Stock Option Plan -  219,375           $ 1.49                   30,625
---------------------------- ----------------------------------------------- -------------------- --------------------------
 Equity compensation plans                   Not Applicable                    Not Applicable          Not Applicable
 not approved by security
          holders
---------------------------- ----------------------------------------------- -------------------- --------------------------
           Total                               1,304,327                           $ 1.73                  392,625
----------------------------------------------------------------------------------------------------------------------------
_______________
(1) Under the 2000 Plan, 1,000,000 shares of Common Stock are reserved for issuance upon the exercise of options, with the amount reserved being increased each year by ten percent of the total shares subject to the 2000 Plan at the end of the previous calendar year.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the fiscal year ended June 30, 2004, the Board of Directors held four (4) meetings and took action by unanimous written consent five (5) times. No incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees. The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

      Messrs. Hamlin, Mulkey and Ryberg currently serve on the Audit Committee, which met four (4) times during or in connection with the fiscal year ended
June 30, 2004. The duties and responsibilities of the Audit Committee include
(a) the appointment of the Company's auditors and any termination of engagement,
(b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters.

      Messrs. Beard, Mulkey and Picow currently serve on the Compensation Committee which took action by unanimous written consent three (3) times during the fiscal year ended June 30, 2004. This Committee administers the 1996 and 2000 Stock Option Plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof and (b) construe and interpret the 1996 and 2000 Stock Option Plans. This Committee also is responsible for the final review and determination of compensation of the CEO and other executive officers.

      Messrs. Beard, Mulkey and Ryberg currently serve on the Nominating and Corporate Governance Committee. As of the date hereof, each member of the Nominating and Governance Committee is independent in the judgment of our Board and as required by the listing standards of the Nasdaq. They held one meeting in connection with the fiscal year ended June 30, 2004. The Board adopted a charter for this Committee on October 1, 2003. This Committee is responsible for identifying individuals qualified to become directors of the Company, recommending to the Board director candidates to fill vacancies of the Board and to stand for election by the shareholders at the annual meeting of the Company, periodically assessing the performance of the Board, periodically reviewing and assessing the Company's Code of Business Conduct, and reviewing and recommending to the Board appropriate corporate governance policies and procedures for the Company. The Board will, as a matter of policy, give consideration to nominees recommended by shareholders. A shareholder who wishes to recommend a nominee should direct his or her recommendation in writing to the Company's Board of Directors at the Company's address. Shareholder recommendations will be evaluated under the same criteria as Board recommendations. There were no nominee recommendations provided by shareholders for consideration for inclusion in this year's proxy statement.


REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is established pursuant to our Bylaws and the Audit Committee Charter adopted by the Board of Directors on March 1, 2001, and as amended May 14, 2003. A copy of the Audit Committee Charter, as amended May 14, 2003, was attached to the Company's 2003 Proxy Statement as Appendix A.

      Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing the independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is comprised of three non-management directors and its responsibility is generally to monitor and oversee the processes described in the Audit Committee Charter.

      As of the date hereof, each member of the Audit Committee is independent in the judgment of our Board and as required by the listing standards of the Nasdaq. The Company has determined that Richard N. Hamlin is a "financial expert" as defined by the SEC's rules promulgated under Section 407 of the Sarbanes-Oxley Act of 2002.

      With respect to the fiscal year ended June 30, 2004, in addition to its other work, the Audit Committee:

      o Reviewed and discussed with the Company's management and the independent auditors the quarterly reports for the periods ended September 30, 2003, December 31, 2003 and March 31, 2004; and reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2004.
      o Discussed with the independent auditors the matters required to be discussed by generally accepted auditing standards; and
      o Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm's independence. The independent auditors also met with the Audit Committee without any members of management being present.

      The Audit Committee selected our independent accountants, KPMG LLP, for the year ended June 30, 2004.

      Based upon the Audit Committee members' review of the audited consolidated financial statements for the year ended June 30, 2004 as prepared by management and audited by KPMG LLP and the discussions with management and the auditors referenced above, the Committee recommended to the Board of Directors that those audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission.

              Richard N. Hamlin, Larry S. Mulkey and W. Greg Ryberg


FEES PAID TO KPMG LLP

      For the fiscal years ended June 30, 2003 and June 30, 2004, KPMG LLP provided services in the following categories and amounts:

                                       2003                        2004
                                       ----                        ----
      Audit Fees(1)                $  117,700                  $  129,500
      All Other Fees(2)            $   28,920                  $   16,000

      (1) Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of the Company's financial statements and in connection with the Company's statutory and regulatory filings or engagements.

      (2) Represents fees for audit-related services for registration statement filings made with the Securities and Exchange
          Commission, last year's proxy statement, the conversion of promissory notes, private placements and other related services.

      There were not any non-audit services rendered to the Company by KPMG LLP in fiscal 2003 and 2004. While the Audit Committee has not established formal policies and procedures concerning pre-approval of audit or non-audit services, the Company's executive officers have been informed that all audit and non-audit services must be approved in advance by the Audit Committee. The establishment of any such formal policies or procedures in the future is subject to the approval of the Audit Committee.


REPORT OF THE COMPENSATION COMMITTEE

      The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of Messrs. Beard, Mulkey and Picow. As of the date hereof, each member of the Compensation Committee is independent in the judgment of our Board and as required by the listing standards of the Nasdaq. The Committee's general philosophy with respect to compensation of the Company's executive officers has been to offer competitive compensation designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. The principal component of executive compensation has been base salary. Executive officers may also be granted stock options and bonuses.

      BASE SALARIES. Base salaries are initially determined by evaluating the responsibilities of the position held and by reference to the competitive marketplace for executive talent through review of an individual's background and overall expertise in the Company's line of business and the salaries of similarly situated executives. The Company believes that it is competitive with respect to initial base salaries. Increases to base salaries are also influenced by the performance of the Company and the individual against established goals and objectives.

      STOCK OPTIONS. The Company's 1996 and 2000 Stock Option Plans provide such an incentive through the award of stock options to executive officers and other key employees, although there are currently no shares available for grant under the 1996 Plan. The Stock Option Plans are administered by the Compensation Committee. During the fiscal year ended June 30, 2004, no options were granted to the Company's executive officers.

      ANNUAL BONUS. The Company maintains an annual incentive bonus program which provides for the payment of cash bonuses to executive officers and other key employees of the Company based upon the Company's financial performance and individual performance. No bonuses were awarded to the Company's Chief Executive Officer or other executive officers during the fiscal year ended June 30, 2004.

      EMPLOYMENT AGREEMENTS.

      Beginning July 2002, the Company suspended further payments of salary to Stanley H. Streicher, the Company's former chairman, under his November 7, 2000, employment agreement because of an unpaid note receivable. As of December 31, 2003, the Company had set off all the remaining outstanding balance due. Additionally, his employment agreement expired on October 31, 2003 and was not extended or renewed.

      In October 2000, the Company entered into an employment agreement with Richard E. Gathright, the Company's President and Chief Executive Officer. The Company has entered into employment agreements with other executive officers which automatically renew for successive periods unless notice of termination is given by the Company prior to a renewal period and which provide for severance payments of up to six months upon a termination without cause. On September 13, 2004, the Committee voted to extend Mr. Gathright's employment agreement, which would have expired on October 25, 2004, for another year without changing any of the other terms, so that it now expires on October 31, 2005.

             Wendell R. Beard, Larry S. Mulkey and Robert S. Picow


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Beard, Mulkey and Picow, all members of the Company's Compensation Committee, loaned the Company money in exchange for unsecured subordinated promissory notes and common stock purchase warrants to purchase shares of the Company's Common Stock on May 20, 2003. The notes were repaid in May 2004. See "Certain Relationships and Related Transactions" below.

DIRECTOR COMPENSATION

      The Company compensates each non-employee director with a director's fee of $1,500 per quarter. In addition, the Company's directors are reimbursed for any out-of-pocket expense incurred by them for attendance at meetings of the Board of Directors or committees thereof. Mr. Hamlin received a quarterly fee of $2,500 plus reimbursement of out of pocket expenses on account of his service as chairman of the Audit Committee during the 3rd quarter of fiscal 2004. He continues to receive the same quarterly fees in fiscal 2005. Mr. Mulkey received $2,500 for each of the two quarters he served as chairman of the Audit Committee in fiscal 2004.

      Each non-employee who served as a member of the Company's Board of Directors as of the May 10, 2001, effective date of the Directors Plan, and each non-employee who is elected or otherwise appointed as one of the Company's directors thereafter, received a fully vested option to purchase 20,000 shares of stock exercisable at the closing price on the date of grant. In addition, on the last day of each fiscal quarter while the Directors Plan is in effect, each non-employee director receives an additional grant of an option to purchase 625 shares of stock at the closing price on the business day immediately preceding the last day in the quarter. Further, in accordance with the Directors Plan, additional options may be granted to non-employee directors from time to time on a discretionary basis.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On December 23, 2002, the Company issued a $150,000 short-term promissory note to Active Investors III Limited, a principal shareholder. The note was due on January 31, 2003, with interest at 5% over the prime interest rate. On January 21, 2003 the Company and the holder of the note substituted the note for a $150,000 subordinated promissory note due on January 31, 2005, bearing interest at an annual rate of 9%. On January 21, 2003, the Company issued $150,000 of subordinated promissory notes to each of Rodney C. O'Connor, a director, and to Active Investors III. The notes were also due on January 31, 2005 and bore interest at an annual rate of 9%. With the consent of the holders, interest on the notes could be paid in the Company's Common Stock, with the stock value based on the closing bid price of the stock for the five trading days before the last day of the quarter in which the interest is due but in no event less than the closing bid price at the time of issuance or the average of the closing bid prices for the five trading days prior to such time, whichever is lower (the "January 2003 Notes"). Active Investors III is one of two private funds managed by Fundamental Management Corporation. Mr. O'Connor and Robert Picow, another director of the Company, are members of the board of directors of Fundamental Management Corporation. During the fiscal year ended June 30, 2003, the Company issued 7,155 shares of Common Stock to the holders of the January 2003 Notes for interest earned at $1.07 per share.

      On May 12, 2003, the Company issued $300,000 of promissory notes to Mr. O'Connor and Active Investors III, $100,000 and $200,000, respectively (the "Shareholder Notes"). The notes bore interest at an annual rate of 14% and were payable on demand. The Company repaid $235,500 of those Shareholder Notes with the proceeds of the May 20, 2003 private placement issuance of subordinated promissory notes and common stock purchase warrants.

      On May 20, 2003, the Company issued $235,500 of subordinated promissory notes to all of the Company's executive officers and directors and to certain shareholders (the "May 2003 Notes"). The notes were due on November 19, 2003 and bore interest at an annual rate of 14%. With the consent of the holders, the Company could elect to pay interest on the notes in shares of the Company's Common Stock, with the stock value based on the most recent closing bid price of the stock at the time the notes were executed or for the five trading days before such date, whichever is lower. The Company also issued warrants to purchase 82,425 shares of Common Stock exercisable at $0.86 per share in connection with the notes.

      The Company repaid the January 2003 Notes, the remaining balance of the Shareholder Notes and the May 2003 Notes in September 2003 with the proceeds of a private placement in August 2003 of $6,925,000 in promissory notes and common stock purchase warrants. The Company issued warrants to purchase 2,008,250 shares of Common Stock exercisable at $1.00 per share in connection with those August 2003 notes.

      Mr. O'Connor is also Chairman and Chief Executive Officer of Cameron Associates, Inc., a financial consulting and investor relations public relations firm, which has provided investor relations services to the Company since 1997. During the fiscal year ended June 30, 2004, the Company paid $71,500 to Cameron Associates, Inc. for such services.

      The Company believes that all of the foregoing transactions were entered into in good faith on fair and reasonable terms that are no less favorable to the Company than those that would be available in comparable transactions in arm's length dealings with unrelated third parties.

      TRANSACTIONS WITH STANLEY H. STREICHER AND RELATED ENTITIES. In April 2001, the Company relocated its corporate offices and entered into a lease agreement for its new corporate offices. At that time, the Company was obligated under a July 31, 1993 lease agreement covering the former corporate offices with the Company's Chairman, Stanley H. Streicher, the expiration of which lease was July 31, 2013. In May 2001, the Company entered into a sub-lease agreement with an unrelated third party for the lease of the Company's former corporate offices. In January 2002, Mr. Streicher canceled the lease covering the Company's former corporate offices and the Company assigned the sublease to Mr. Streicher, effective February 1, 2002. Under the terms of the lease cancellation and assignment of sublease, it was provided that Mr. Streicher would reimburse the Company on or before March 31, 2002 for the net book value of all leasehold improvements to its former corporate offices paid for by and carried on the books of the Company, as of April 30, 2001, which amount was $59,600.

       The Company has also been obligated to Mr. Streicher under two operating leases covering property utilized for division truck yards and offices, one of which expired in April 2002. While the second lease does not expire until August of 2015, Mr. Streicher sold the property covered by it to an unrelated third party in April 2003. In conjunction with the sale, Mr. Streicher assigned the lease to the purchaser of the property extinguishing any further obligation of the Company to Mr. Streicher under it. Rent expense paid to Mr. Streicher by the Company for the lease of its former corporate offices and the two division facilities was $12,000, $30,000, $23,000 and $88,000, for the fiscal years ended June 30, 2003 and 2002, the transition period ended June 30, 2001, and the fiscal year ended January 31, 2001.

       The related party account receivable from Streicher Enterprises, Inc. ("Enterprises"), an entity wholly owned by the Company's former Chairman, Stanley H. Streicher, amounted to approximately $52,000 and $204,000, and $583,000 at June 30, 2003, 2002 and 2001, respectively, and $540,000 at January
31, 2001 bearing interest at 8.25 percent per annum. Two promissory notes to the Company, one dated January 31, 1997, in the amount of $319,043 due January 31, 2007, and the second in the amount of $94,850 dated January 31, 1998 due January 31, 2007 (the "Notes"), represented most of the above account. Mr. Streicher personally guaranteed the principal of, and interest on, the Notes. Interest income on the account included approximately $25,000, $41,000 and $18,000 for the years ended June 30, 2003 and 2002 and the transition period ended June 30, 2001, respectively, and approximately $42,000 for the fiscal year ended 2001 relating to the account receivable from Enterprises. Enterprises was required to make annual payments of interest only with a final payment of all accrued interest and unpaid principal due on January 31, 2007. The account receivable was secured by a pledge of 360,213 shares of the Company's Common Stock owned by Supreme Oil Company, another entity wholly owned by Mr. Streicher.

      On April 1, 2002, Mr. Streicher and Supreme Oil Company Inc. and the Company entered into an agreement with respect to the repayment by Mr. Streicher and Supreme of the Notes and certain other debt (collectively, the "Debt"). In connection therewith, Supreme delivered to the Company additional shares of the Company's stock owned by Supreme, so that an aggregate of 533,088 shares of the Company's Common Stock owned by Supreme (the "Certificates") were pledged as security for the Debt.

      On June 12, 2002, Supreme sold 613,000 shares of the Company's Common Stock for aggregate gross proceeds of $711,080 and net proceeds of at least $680,000. On June 29, 2002, Mr. Streicher tendered $480,000 to the Company as partial repayment of the Debt. The Company informed Mr. Streicher and Supreme that it considered the failure to pay the remaining $200,000 to be a breach of the April 1, 2002 agreement and demanded immediate payment.

      On July 19, 2002, after Mr. Streicher and Supreme refused the Company's demand, the Company suspended further payments of salary to Mr. Streicher under his November 1, 2000 employment agreement because of the unpaid note receivable. As of December 31, 2003, the Company had set off all the remaining outstanding balance due. Additionally, Mr. Streicher's employment agreement expired on October 31, 2003 and was not extended or renewed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of our Common Stock as of October 22, 2004 by (a) each person who owns beneficially more than five percent of our outstanding Common Stock, (b) each director or director nominee who owns any such shares, (c) the executive officers or former executive officers and (d) our directors and executive officers as a group:

                                                                                                  Common Stock
                                                                                           Beneficially Owned (1)(2)
                                                                                           --------------------------
                                                                                              Shares         Percent
                                                                                           -------------    ---------
Richard E. Gathright, President and Chief Executive Officer (3)                                  520,175        6.57%
Michael S. Shore, Senior Vice President and Chief Financial Officer (4)                           49,750        *
Paul C. Vinger, Senior Vice President, Fleet Operations and Corporate Planning (5)                74,250        *
Gary G. Williams, Senior Vice President, Commercial Operations (6)                                84,250        1.12%
Timothy W. Koshollek, Vice President, Marketing (7)                                               85,000        1.13%
Wendell R. Beard, Director (8)                                                                    32,125        *
Richard N. Hamlin (9)                                                                             22,500        *
Larry S. Mulkey, Director (10)                                                                    28,500        *
C. Rodney O'Connor, Director (11)                                                              1,132,433       15.22%
Robert S. Picow, Director (12)                                                                   225,601        3.03%
W. Greg Ryberg, Director (13)                                                                    101,625        1.37%
Active Investors II, Ltd. (14)                                                                 1,083,526       14.62%
Active Investors III, Ltd. (14)                                                                1,094,588       14.77%
GM Johnston Family Limited Partnership (15)                                                      514,000        6.92%
Stanley H. Streicher, Former Chief Executive Officer (16)                                        641,157        8.65%
Triage Management LLC (17)                                                                       675,000        8.35%
All directors and executive officers as a group [11 persons] (18)                              2,356,209       28.11%

_______________

*    Less than one percent.

(1) The address of each of the beneficial owners identified is c/o Streicher Mobile Fueling, Inc., 800 West Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309.

(2) Based on 7,412,601 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common Stock which a person has the right to acquire within 60 days of October 22, 2004 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but not the percentage ownership of any other person.

(3) Includes 503,675 shares issuable upon exercise of options and warrants that are presently exercisable. Excludes 25,000 shares issuable upon the exercise of options that are not presently exercisable.

(4) Includes 49,750 shares issuable upon the exercise of options and warrants that are presently exercisable. Excludes 57,000 shares issuable upon the exercise of options that are not presently exercisable.

(5) Includes 71,750 shares issuable upon the exercise of options and warrants that are presently exercisable. Excludes 25,000 shares issuable upon the exercise of options that are not presently exercisable.

(6) Includes 81,750 shares issuable upon the exercise of options and warrants that are presently exercisable. Excludes 25,000 shares issuable upon the exercise of options that are not presently exercisable.

(7) Includes 85,000 shares issuable upon the exercise of options that are presently exercisable. Excludes 20,000 shares issuable upon the exercise of options that are not presently exercisable.

(8) Includes 31,625 shares issuable upon the exercise of options and warrants that are presently exercisable.

(9) Includes 22,500 shares issuable upon the exercise of options that are presently exercisable.

(10) Includes 28,500 shares issuable upon the exercise of options and warrants that are presently exercisable.

(11) Includes 28,125 shares issuable upon the exercise of options that are presently exercisable. Excludes 332,448 shares owned by Mr. O'Connor's adult children, as to which shares Mr. O'Connor disclaims any beneficial ownership interest.

(12) Includes 35,125 shares issuable upon the exercise of options and warrants that are presently exercisable.

(13) Includes 31,625 shares issuable upon the exercise of options and warrants that are presently exercisable.

(14) Active Investors II, Ltd. and Active Investors III, Ltd. are private funds managed by Fundamental Management Corporation of which Mr. O' Connor and Mr. Picow are directors and shareholders, however, they disclaim any beneficial ownership interest in these shares.

(15) Includes 14,000 shares issuable upon the exercise of warrants that are presently exercisable

(16) Includes 641,157 shares owned by Supreme Oil Company, Inc., of which Stanley H. Streicher owns 100% of the outstanding capital stock.

(17) The holdings of Triage Management LLC consist of warrants to purchase Common Stock (the "Warrants") that are owned and presently exercisable by Triage Offshore Fund, Ltd. (430,000 Warrants), by Triage Capital Management, L.P. (57,000 Warrants), by Triage Capital Management B, L.P. (113,000) and by the IRA of Leon Frenkel (75,000 Warrants). Triage Management LLC, Triage Offshore Fund, Ltd., Triage Capital Management, L.P., Triage Capital Management B, L.P., Leon Frenkel and Triage Advisors, LLC (collectively, the "Triage Persons"), may be deemed to be members of a group within the meaning of Section 13(d)(3) (a "Group"), which in the aggregate may be deemed to beneficially own, by reason of exercise right, all of the shares underlying the Warrants. Each of the Triage Persons disclaims membership in the Group and disclaims beneficial ownership of any shares other than those shares such Triage Person has sole dispositive and voting power over.

(18) Includes 969,425 shares issuable upon the exercise of presently exercisable options and warrants. Excludes 152,000 shares issuable upon the exercise of options that are not presently exercisable.

                                PERFORMANCE TABLE

      The following table shows the cumulative total shareholder return of the Company's Common Stock over the fiscal period ended June 30, 2004, 2003, 2002, the five-month transition period ended June 30, 2001, and the fiscal periods ended January 31, 2001, 2000 and 1999 as compared to the total returns of the NASDAQ Stock Market Index and Russell 2000 Index. Returns are based on the change in year-end to year-end price and assume reinvested dividends. The table assumes $100 was invested on January 31, 1999 in the Company's Common Stock, NASDAQ Stock Market Index and Russell 2000 Index.

                                                           Cumulative Total Return
                                    ------------------------------------------------------------------
                                          1/99     1/00     1/01     6/01     6/02      6/03     6/04
STREICHER MOBILE FUELING, INC.          100.00   309.09   109.09    72.73    63.03     54.30    64.97
NASDAQ STOCK MARKET (U.S.)              100.00   166.97   124.44    73.50    62.42     60.05    81.82
RUSSELL 2000                            100.00   117.74   122.09   124.11   113.34    111.48   148.68


                COMPARISON OF 66 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG STREICHER MOBILE FUELING, INC.,
                      THE NASDAQ STOCK MARKET (U.S. INDEX
                           AND THE RUSSELL 2000 INDEX


                                [OBJECT OMITTED]


         * $100 invested on 1/31/99 in stock or index-including reinvestment of dividends.
         Fiscal year ending June 30.

          PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE
                        2001 DIRECTORS STOCK OPTION PLAN

                                (PROPOSAL NO. 2)

      The 2001 Directors Stock Option Plan (the "Plan") was adopted by the Board of Directors on May 10, 2001 and approved by the shareholders on July 19, 2001. The purpose of the Plan is to provide an additional incentive to attract and retain qualified and competent directors whose efforts and judgment are important to the success of the Company, through the encouragement of stock ownership in the Company by such persons.

      On October 12, 2004, the Board of Directors approved an amendment to the Plan to increase the number of shares reserved under the Plan. The Company's Board believes an increase in the number of options available for grant is important to permit the Company to continue to attract and retain directors and to encourage stock ownership by them. Accordingly, the shareholders are being asked to increase the number of shares reserved under the Plan from 250,000 to 350,000.


DESCRIPTION OF THE DIRECTOR PLAN

ADMINISTRATION

      The Plan is presently administered by the Board of Directors (the "Board"). Subject to the Plan, the Board has the authority to determine to whom stock options may be granted, the time or times at which stock options are granted, the number of shares covered by each such grant, the duration of any options and rights, and any other terms and conditions relating to stock options. All decisions and interpretations made by the Board are binding and conclusive on all participants in the Plan.

SECURITIES

      The securities to be issued upon the exercise of stock options under the Plan are shares of the Company's $.01 par value Common Stock. If any options granted under the Plan are surrendered, or for any other reason cease to be exercisable in whole or in part, the shares as to which the option ceases to be exercisable are available for options to be granted to the same or other participants under the Plan.

      The market value of the total shares authorized as of October 22, 2004 was $362,500.

ELIGIBLE DIRECTORS

      Only directors of the Company who are not employees, full time or part time, of the Company are eligible to receive stock options under the Plan "Eligible Directors".

      As of October 22, 2004, the Company had six directors eligible to receive grants under the Plan.

PLAN BENEFITS

      Set forth below in tabular form are the benefits or amounts received or to be received by or allocated to each of the named persons or groups under the Plan during fiscal 2005. The Plan provides that Eligible Directors are granted options to purchase 20,000 shares of Common Stock on his or her initial election to the Board. In addition, on the last day of each fiscal quarter of the Company, each then Eligible Director are granted options to purchase 625 shares. The Board of Directors also has the discretion to from time to time grant additional options to the Eligible Directors under the Plan.

                                      PLAN

Name and Position                 Dollar Value ($)(1)      Number of Shares
-----------------                 -------------------      ----------------

Richard E. Gathright, President           -0-                    -0-
and Chief Executive Officer

Executive Officer Group                   -0-                    -0-
(5 persons)

Nominees for Director Group               -0-                  15,000
(7 persons)(2)

------------------------

(1) All options are granted at not less than the fair market value on the date of grant. The dollar value to the grantee is solely dependent on the increase in the stock price subsequent to the date of grant.

(2) Includes Mr. Gathright who is ineligible to receive option grants under the Plan.


STOCK OPTIONS

      Options granted under the Plan are nonqualified stock options.


OPTION PRICE AND DURATION

      The option price for nonqualified stock options may be less than the fair market value of the stock on the business day immediately preceding the date of grant, but in no event will the option price be less than the par value of the stock on the date of the grant.

      "Fair market value" means the closing price on the business day immediately preceding the date of grant. For purposes of determining fair market value, the closing price on any business day is (a) if there is an established market for the Company's Common Stock on a national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last report sale price of the Common Stock on such exchange or reporting system, (b) if quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price on such system, or if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day as reported in any newspaper of general circulation, or (c) if neither (a) or (b) is applicable, the mean between the high bid and low asked quotations as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days.


EXERCISE OF OPTIONS AND PAYMENT FOR STOCK

      Options are exercisable in accordance with the terms and conditions of the grant to the participant. The exercise price of options may be paid in cash or in shares of the Company's Common Stock (valued at the fair market value of the shares on the date of exercise) or by a combination thereof. The Board in its discretion may agree to lend money to a participant, guarantee a loan to a participant, or otherwise assist a participant to obtain the cash necessary to exercise all or a portion of an option granted under the Plan or to pay any tax liability of the participant attributable to such exercise. If the exercise price is paid in whole or in part with the participant's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the shares that the participant purchases upon exercise of such option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. The Board may elect to permit a participant to effect a net exercise of an option without tendering shares of the Company's stock as payment for the option. In such an event, the participant would be deemed to have paid for the exercise of the option with shares of the Company's stock and would receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of options exercised. Also, the Board may elect to permit a participant to effect a cashless exercise through a broker acceptable to the Company and delivery to the Company by the broker of proceeds from the sale of shares or a margin loan sufficient to pay the exercise price and any applicable income taxes.


NONTRANSFERABILITY OF OPTIONS

      Unless the prior written consent of the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no option shall be subject to alienation, assignment, pledge, charge or other transfer other than by the participant by will or the laws of descent and distribution. Each option is exercisable during a participant's lifetime, or in the case of an option that has been assigned or transferred with the prior written consent of the Board, only by the permitted assignee.

TERMINATION OF OPTION PERIOD

      Unless otherwise provided in any option agreement, the unexercised portion of any option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:
(i) immediately upon the removal of the optionee as a director for Cause which, for purposes of the Plan, shall mean the removal of the optionee as a director by reason of any act by the optionee of (x) fraud or intentional misrepresentation, (y) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary or (z) willful misconduct or gross negligence, (ii) immediately in the event that the optionee shall file any lawsuit or arbitration claims against the Company or any subsidiary, or any of their respective officers, directors or shareholders, other than a claim for indemnification, whether by contract or under applicable law, or (iii) ten years from the date of grant of the option.


AMENDMENT, SUSPENSION AND TERMINATION

      The Committee may at any time amend, suspend or terminate the Plan or any option, provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except as otherwise provided by the Plan, no amendment, suspension or termination of the Plan or any option under the Plan shall substantially impair the rights or benefits of any optionee pursuant to any option previously granted without the consent of the optionee.


FEDERAL INCOME TAX CONSEQUENCES

      NONQUALIFIED OPTIONS. Nonqualified options are taxed in accordance with
Section 83 of the Code and the Regulations issued thereunder. The following general rules are applicable to United States holders of such options and to the Company for Federal income tax purposes under existing law:

      i. The optionee does not realize any taxable income upon the grant of a nonqualified option, and the Company is not allowed a business expense deduction by reason of such grant.

      ii. The optionee will recognize ordinary compensation income at the time of exercise of a nonqualified option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

      iii. When the optionee sells the shares, he or she will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (i.e., the exercise price plus the amount taxed to the optionee as compensation income). If the optionee holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss.

      iv. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the optionee.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT
                    TO THE 2001 DIRECTOR STOCK OPTION PLAN.

                                  OTHER MATTERS

      As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.


                              SHAREHOLDER PROPOSALS

      Shareholders interested in presenting a proposal for consideration at our 2005 Annual Meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than June 30, 2005. If the date of the 2005 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2004 Annual Meeting, any such proposals must be submitted no later than the close of business on the later of the 60th day prior to the 2005 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

                                       By Order of the Board of Directors

                                       MICHAEL S. SHORE
                                       Secretary

Ft. Lauderdale, Florida
October 28, 2004

                                   APPENDIX A

                         STREICHER MOBILE FUELING, INC.

                            CODE OF BUSINESS CONDUCT


                                 JANUARY 1, 2004


The Board of Directors of Streicher Mobile Fueling, Inc. (the "Company") believes it is appropriate to make the following statement of the principles which guide its business conduct; to reaffirm its commitment to those principles; to emphasize to its employees the standards of conduct demanded of them; and to assure that such standards are observed:

The business operations and activities of the Company shall be conducted with integrity and responsibility. Applicable laws and governmental regulations shall be adhered to, and the Company shall endeavor to fulfill its responsibilities to all its constituencies - employees, customers, suppliers, and the communities in which it resides and does business, as well as to its shareholders.


                       POLITICAL AND COMMERCIAL CORRUPTION

Company policy prohibits corrupt or questionable practices with regard to the giving or receiving of gifts or other benefits and any use of Company funds or assets for unlawful or improper purposes.

POLITICAL CONTRIBUTIONS. The Company shall abstain from improper corporate involvement in political activities. No contributions of Company funds or services shall be made to political candidates or organizations unless such contributions are legally permissible and in accordance with local custom and practice.

PAYMENTS TO GOVERNMENT OFFICIALS. Payments or gifts to U.S. or foreign government officials are prohibited.

COMMERCIAL CORRUPTION. No bribe, gratuity, kickback, or excessive or disguised commission or fee shall be paid or given to any representative of a customer, supplier, or competitor. This does not prohibit gifts of nominal value based upon personal relationships or customary entertainment as appropriate in the particular environment. Commissions, consultants' fees, retainers and similar payments may continue to be made in the normal course of business provided the sums paid are understood by both parties to be related to, and are commensurate with, the services performed and the size or value of the contract or transaction.

MISCONDUCT. Officers and other operating management personnel are responsible for the detection of suspected misconduct. Misconduct includes such things as:

      o  Any dishonest or fraudulent act

      o Forgery, alteration or misappropriation of checks, falsifying financial statements, initiating payments to vendors for goods not received or services not performed

      o  Any misappropriation of funds, supplies or any other asset

      o  Any irregularity in the handling or reporting of money transactions

      o  Disappearance of furniture, fixtures, and equipment

      o  Any similar or related activity

Suspected misconduct may also include any irregularity or suspicion of an irregularity involving vendors, Company personnel, customers, or Company property.

Each officer should be familiar with the types of misconduct which may occur in his or her area and also be alert for any indication that an irregularity might exist or has occurred. It is the responsibility of each officer to immediately notify the Chief Executive Officer upon noting any indication of an irregularity or suspicion of any irregularity, who will be responsible for investigation of any suspected irregularity, and coordinating such investigation, as appropriate, with the Company's legal advisors.

RECEIPT OF GRATUITIES. No employee shall, directly or indirectly, accept any bribe, commission, kickback, payment, gratuity, gift (except nominal, personal gifts or customary entertainment) from any customer, supplier, or competitor.


                              ACCOUNTING PRACTICES

Strict compliance with prescribed accounting procedures and controls shall be practiced at all times. All assets, liabilities, income and expenses shall be correctly identified and recorded in the appropriate corporate books of account. No employee shall make any false or misleading statement to internal or independent auditors or conceal or omit information necessary to make statements to such auditors meaningful. No employee shall withhold any books or records relevant to any subject under review from the internal or independent auditors. No employee shall withhold any books or records relevant to any subject under review from the internal or independent auditors.


                  COMPETITIVE CONDUCT AND COMMERCIAL PRACTICES

The Company shall compete fairly in the marketplace, abstaining from unfair or restrictive practices and collusive agreements. It shall deal fairly with suppliers and customers. In advertising and selling its services, it shall avoid untruths and any forms of deception or unfair advantage.

                   ENVIRONMENTAL, HEALTH AND SAFETY STANDARDS

The Company shall observe the appropriate standards of practice in controlling wastes and emissions in the interest of preserving and protecting the environmental and in providing a safe and healthful work place for employees.


                               COMMUNITY RELATIONS

Employees are expected to conduct themselves as responsible and useful corporate citizens of their local communities, supporting selected civic, charitable, educational, and other activities as appropriate.


                                 INSIDER TRADING

Employees may have access to material information obtained in the course of their employment or from other employees which is not known to the public. This is inside information. It includes material information, verbal or written, about the Company and other companies dealing with the Company.

Employees are prohibited from using inside information for their own benefit and from disclosing inside information to other persons for the other person's financial gain, profit or other benefit.

For additional information, see Insider Trading Rules (Exhibit C).


                            EMPLOYEE RESPONSIBILITIES

Employees shall carry out their responsibilities in accordance with the policies stated in this Code. Specific guidelines or directives which may be issued from time to time by the Board of Directors or management officers to implement these policies with respect to particular matters shall be followed.


                              CONFLICTS OF INTEREST

Employees have a responsibility to act in accordance with the best interests of the Company. An outside interest or relationship which would or could have an adverse effect on the Company (or on the employee's business judgment) constitutes an unacceptable conflict of interest, as does any dealing for personal profit or gain on the basis of inside knowledge or confidential information obtained in the course of employment.

                  GUIDELINES OF EMPLOYEE CONFLICTS OF INTEREST

The Company's CODE OF BUSINESS CONDUCT (the "CODE") sets forth principles for the conduct of business based upon concepts of integrity and responsibility. Included is the responsibility of all employees to avoid conflicts of interest.

The CODE states that employees have a responsibility to act in accordance with the best interests of the Company. An outside interest or relationship which would or could have an adverse effect on the Company (or on the employee's business judgment), constitutes an unacceptable conflict of interest, as does any dealing for personal profit or gain on the basis of inside knowledge or confidential information obtained in the course of employment.

These guidelines are issued to implement the policy set forth in the CODE, prohibiting employee conflicts of interest, and to assist employees in avoiding such conflicts.

Activities or interests prohibited under this policy include:

1. Employment by, or affiliation in any capacity with, a customer, supplier, or competitor of the Company, including any firm which the employee has reason to believe may be a prospective customer, supplier or competitor.

2. Investment (see footnote 1) by directors, officers and management employees in any customer (see footnote 2), supplier (see footnote 2), or competitor of the Company, including any firm which the individual has reason to believe may be prospective customer, supplier, or competitor.

    a. Such investments violate these Guidelines because they create a threat that the individual's business judgment will be influenced by the investments rather than the interests of the Company.

    b. Exceptions to these Guidelines may be made on a case-by-case basis, in order to avoid inequitable results.

        Example: Exceptions may be granted for investments or rights the individual has acquired prior to the commencement of employment by the Company. However, employees should avoid making new investments in customers, suppliers or competitors, other than indirect investments acquired through mutual funds or other pooled investments managed by others.

3. Acceptance of any commission or other form of compensation, or of excessive gifts or entertainment, from any person or firm with whom the Company is doing or might do business, or with whom the individual has reason to believe the Company might do business.

4. Personal exploitation of a corporate opportunity, such as the purchase of property or investment in an enterprise in which the Company has an existing interest, or in which the employee has reason to believe the Company may have a prospective interest.

5. Any other dealing for personal profit or gain, based upon inside information obtained in the course of employment, concerning important business of the Company, such as acquisitions, financial projects, or any other material, non-public information.

    For the purpose of these Guidelines, the prohibited activities, investments and interests of the employee are considered to include not only those in which the employee may be engaged or interested directly, but also those in which the employee might engage or be interested indirectly through his or her spouse or other immediate family members.

Questions concerning the meaning or interpretation of these Guidelines should be referred to your immediate supervisor who, in turn, may wish to consult with the Chief Executive Officer.

FOOTNOTE 1: For purposes of these Guidelines, prohibited activities include investments in stock, bonds and options of, as well as loans to, a customer or supplier.

FOOTNOTE 2: Questions have arisen as to whether investments in publicly traded companies that are customers or suppliers of the Company violate the Guidelines. While it is not possible to answer all such questions in advance, as a general rule, an investment in a publicly traded customer or supplier is permissible if (a) the sales made to the customer, or the orders with the supplier placed by the Company's employee will not have a substantial effect on the customer's or supplier's performance; AND (b) the investment is made without the benefit of inside information as that term is described in paragraph 5 of these Guidelines; AND
            (c) the Company's employee does not acquire 1% or more of any class of the customer's or supplier's stock, bonds, or options.

                         STREICHER MOBILE FUELING, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 9, 2004

      The undersigned hereby appoints Richard E. Gathright and Michael S. Shore, and each of them as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of Common Stock of Streicher Mobile Fueling, Inc. held of record by the undersigned on October 22, 2004, at the Annual Meeting of Shareholders to be held on December 9, 2004, at 9:00 a.m. local time at The Westin, Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida, or any adjournment or postponement of such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED HEREIN.

                               (SEE REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS

                         STREICHER MOBILE FUELING, INC.

                                DECEMBER 9, 2004

              ~/ Please Detach and Mail in the Envelope Provided ~/

[X] please mark your
    votes as indicated
    in this example

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        A VOTE FOR ALL OF THE PROPOSALS.

1.    ELECTION OF DIRECTORS
        VOTE FOR all
       nominees listed at
      right, except as marked                    VOTE WITHHELD
       to the contrary below                     from all nominees
              [ ]                                   [ ] Nominees:
(Instruction:  To withhold authority for any                WENDELL R. BEARD
individual nominee, write that nominee's name               RICHARD E. GATHRIGHT
on the space provided below.)                               RICHARD N. HAMLIN
                                                            LARRY S. MULKEY
_______________________________________                     C. RODNEY O'CONNOR
                                                            ROBERT S. PICOW
                                                            W. GREG RYBERG


2. AMEND THE 2001 DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN FROM 250,000 TO 350,000 SHARES.


3. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

_________________  ____________________________   Dated:__________________, 2004
(SIGNATURE)        (SIGNATURE, IF HELD JOINTLY)

NOTE: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.